Exhibit 99.1

TOP Financial Group Limited Announces 1-for-5 Share Consolidation

SINGAPORE, July 30, 2026 (GLOBE NEWSWIRE) -- TOP Financial Group Limited (NASDAQ: TOP) (“TOP” or the “Company”), an online brokerage firm specializing in local and foreign equities, futures, and options products, today announced that its board of directors has approved a share consolidation of the Company’s issued and unissued Class A ordinary shares and Class B ordinary shares at a ratio of 1-for-5 (the “Share Consolidation”), effective August 3, 2026. The Share Consolidation was authorized by the Company’s shareholders at the extraordinary general meeting held on May 27, 2026, with the final ratio determined by the board of directors. The Company’s Class A ordinary shares are expected to begin trading on a post-consolidation basis on the Nasdaq Stock Market at the open of trading on August 3, 2026, under the Company’s existing symbol “TOP.” The new CUSIP number for the Class A ordinary shares following the Share Consolidation is G989A6110.

Upon effectiveness of the Share Consolidation, every five (5) issued and unissued Class A ordinary shares of a par value of US$0.001 each will be consolidated into one (1) Class A ordinary share of a par value of US$0.005 each, and every five (5) issued and unissued Class B ordinary shares of a par value of US$0.001 each will be consolidated into one (1) Class B ordinary share of a par value of US$0.005 each. The post-consolidation Class A ordinary shares and Class B ordinary shares will have the same rights and be subject to the same restrictions as the pre-consolidation Class A ordinary shares and Class B ordinary shares, respectively. No fractional shares will be issued in connection with the Share Consolidation; any fractional shares resulting from the Share Consolidation will be rounded up to the nearest whole share. The Share Consolidation will occur automatically, and shareholders will not be required to take any action to receive post-consolidation shares.

As a result of the Share Consolidation, the Company’s authorized share capital will be adjusted to US$20,000,000 divided into 4,000,000,000 ordinary shares of a par value of US$0.005 each, comprising 3,600,000,000 Class A ordinary shares with a par value of US$0.005 each and 400,000,000 Class B ordinary shares with a par value of US$0.005 each. The Share Consolidation will reduce the number of issued and outstanding Class A ordinary shares from approximately 608,527,305 to approximately 121,705,461 and the number of issued and outstanding Class B ordinary shares from 10,000,000 to approximately 2,000,000.

About TOP Financial Group

The Company, through its operating subsidiaries, provides diversified financial services, including online brokerage platforms for local and foreign equities, futures, and options products; asset and fund management services; trading solutions; money lending services; trust services; and investor relations and public relations services.

The Company’s operating subsidiaries, Zhong Yang Securities Limited and Zhong Yang Capital Limited, are licensed by the Securities and Futures Commission of Hong Kong (the “HKSFC”) to conduct Type 1 (dealing in securities), Type 2 (dealing in futures contracts), Type 4 (advising on securities), Type 5 (advising on futures contracts), and Type 9 (asset management) regulated activities in Hong Kong. TOP has completed its acquisition of TOP 500 Sec Pty Ltd, an Australian-licensed company. TOP 500 Sec Pty Ltd is expected to provide dealing services in derivatives and foreign exchange contracts, as well as financial product advice in respect of derivatives, foreign exchange contracts, debentures, stocks, and bonds. TOP has established TOP Financial Pte. Ltd. under the laws of Singapore. The Singapore subsidiary has obtained a capital markets services license from the Monetary Authority of Singapore (“MAS”) to conduct regulated dealing activities in capital markets products. The Company’s operating subsidiary, WIN100 TECH Limited, is a financial technology development and IT support company that provides trading solutions for clients trading on major derivatives and stock exchanges globally. Winrich Finance Limited was formed under the laws of Hong Kong and is a licensed money lending company regulated by the Money Lenders Ordinance. Winrich Trust Limited was formed under the laws of Hong Kong to provide trust services to clients. TOP has also completed its acquisition of Zhong Yang Financial Services Limited, a company formed under the laws of Hong Kong to provide investor relations and public relations services. This subsidiary is in the process of applying for registration as a trust or company service provider with the Companies Registry of Hong Kong. For more information, please visit http://www.zyfgl.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s plans, objectives, goals, strategies, future events or performance, underlying assumptions, and other statements that are not historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” or similar expressions, the Company is making forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including risks relating to market conditions, the implementation of the Share Consolidation, the Company’s ability to comply with applicable Nasdaq and SEC requirements, and other risks discussed in the “Risk Factors” sections of the Company’s filings with the SEC. For these reasons, investors should not place undue reliance on any forward-looking statements in this press release. Additional information regarding these and other risks is included in the Company’s filings with the SEC, which are available at www.sec.gov. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

For more information, please contact:

The Company:

IR Department

Email: IR@top500.com

Investor Relations:

ZYIR Limited

Ms. Choy Yuen Yin Clare, Director

Email: ZYIR@zyzq.com.hk
Phone: +852 3107-0732